Exhibit 10.16
SECOND AMENDMENT TO LEASE AGREEMENT
     THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”), is made this 31st day of August, 2006, by and between First Industrial, L. P., a Delaware limited partnership (“Landlord”), and ZARS, Inc., a Utah corporation (“Tenant”). In the event of a conflict between the terms and conditions of this Amendment and the Lease, the terms and conditions of this Amendment shall prevail.
RECITALS
     WHEREAS, Tenant entered into a Lease Agreement dated May 29, 2003 (“Lease”), for the Premises known as 1142 West 2320 South, STE A, West Valley City, Utah, and as subsequently amended by the First Amendment (“Premises”).
WITNESSETH
     NOW, THEREFORE, in consideration of the covenants contained in this Amendment and said Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties desire to amend said Lease as follows:
1. The Term of the Lease is hereby extended from December 31, 2007 until December 31, 2009.
2.	The Base Rent for the Premises shall be as follows on a monthly basis beginning September 1, 2006:

09/01/06 — 08/31/07	$8,288.00
09/01/07 — 08/31/08	$8,536.64
09/01/08 — 08/31/09	$8,792.74
09/01/09 — 12/31/09	$9,056.52
3.	In addition to the Base Rent outlined in paragraph 2 above, Tenant shall pay monthly, as outlined in the Lease, Section 3, Operating Expenses, each and every month of the Lease Term.
4.	Tenants accepts The Premise “AS-IS” “Where-Is” without recourse to Landlord per the terms of the Lease. However, Landlord will provide up to $10,000.00 towards fire monitoring and alarm equipment. Said $10,000.00 must be spent on or before December 1, 2006 and records of expenditures presented to Landlord for reimbursement on or before December 15, 2006 or said $10,000.00 will be forfeited.
5.	Provided that the Lease is in full force and effect and Tenant is not in default under any of the terms of the lease for the previous twelve months of the Term, and the Premises are occupied by the original Tenant named herein, Landlord hereby grants to Tenant the option to extend the Term of this Lease (the “Renewal Option”) on the same terms, conditions and provisions as contained in the Lease, except as otherwise provided herein, for one period of one (1) year (the “Renewal Term”) at then current market rates but in no event less than what Tenant pays on 12/31/09. In order to exercise the Renewal

Option, Tenant must give Landlord written notice thereof no later than March 1, 2009 to renew through December 31, 2010.
     All other terms and conditions of the Lease shall remain in full force and effect and said Lease is hereby confirmed and ratified accordingly.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date and year first written above.

LANDLORD:		TENANT:

First Industrial, L.P., a Delaware limited		ZARS, Inc.,
partnership, by First Industrial Realty Trust, a		a Utah corporation
Maryland corporation, its sole partner

By:	/s/ James Merrill	By:	/s/ Robert Lippert
Name:	James Merrill	Name:	Robert Lippert
Its:	Regional Director	Its:	President and CEO

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